Exhibit 99.1

Pro Forma Condensed Consolidated Financial Statements
(Unaudited)
INTRODUCTION

On May 23, 2018, DHI Group, Inc. ("DHI" or the "Company") announced that it sold its subsidiary, OnTargetJobs Canada, Inc., which operates as Hcareers, to Virgil Holdings, Inc. (the "Buyer") for approximately $16.5 million in cash, less $1.7 million held in escrow, to be released 12 months from the closing date, subject to the terms and conditions of the Agreement. The transaction closed on May 23, 2018 and DHI expects to use the proceeds in accordance with its stated capital allocation strategy, including the reduction of the balance on its revolving credit facility, support of strategic initiatives and other corporate purposes. DHI previously announced its intention to divest four of its non-tech businesses in May 2017 as part of a strategy to focus on tech and helping technology professionals manage their careers. Consistent with its strategy, this sale substantially completes the divestiture process for its non-tech businesses.

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2018 gives effect to the disposition of certain assets and liabilities of the Company as if it had been consummated as of March 31, 2018. The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 give effect to the disposition of certain assets and liabilities of the Hcareers business as if the sale had been consummated at the beginning of the earliest period presented.

The historical financial information on which the unaudited pro forma condensed consolidated financial statements are based is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2018 and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 12, 2018. The unaudited pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions and adjustments that may not be indicative of the results of operations that would have occurred had the disposition been completed as of the dates indicated or what the financial position or results will be for any future periods.

The unaudited pro forma condensed consolidated statements of operations do not include transaction costs or any gain or loss that the Company may recognize on the sale, as these amounts are not expected to have a continuing impact. The pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analysis is performed, and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial statements. Differences between these preliminary estimates and the final divestiture accounting may occur and these differences could have a material effect on the accompanying unaudited pro forma condensed consolidated financial statements and the Company’s future financial position and results of operations.

Exhibit 99.1

DHI GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2018
(unaudited)
(in thousands, except per share data)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma Adjusted
ASSETS
Current assets
Cash	$16,207	14,850	A	$31,057
Accounts receivable, net	27,386	(2,695)	B	24,691
Income taxes receivable	1,282	—		1,282
Prepaid and other current assets	4,308	(32)	C	4,276
Total current assets	49,183	12,123		61,306
Fixed assets, net	15,621	(208)	D	15,413
Acquired intangible assets, net	45,414	(6,414)	E	39,000
Capitalized contract costs	7,202	(626)	F	6,576
Goodwill	173,216	(13,314)	G	159,902
Deferred income taxes	311	—		311
Other assets	4,075	1,609	H	5,684
Total assets	$295,022	(6,830)		$288,192
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$16,416	(694)	I	$15,722
Deferred revenue	75,142	(4,850)	J	70,292
Income taxes payable	1,476	—		1,476
Total current liabilities	93,034	(5,544)		87,490
Long-term debt, net	37,499	—		37,499
Deferred income taxes	9,643	(1,671)	K	7,972
Deferred revenue	2,978	—		2,978
Income taxes payable	1,489	—		1,489
Accrual for unrecognized tax benefits	3,079	—		3,079
Other long-term liabilities	2,149	—		2,149
Total liabilities	149,871	(7,215)		142,656
Total stockholders’ equity	145,151	385	L	145,536
Total liabilities and stockholders’ equity	$295,022	(6,830)		$288,192
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Exhibit 99.1

DHI GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended March 31, 2018
(unaudited)
(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenues	$43,071	$(3,393)	A	$39,678
Operating expenses:
Cost of revenues	5,157	(451)		4,706
Product development	5,463	(51)		5,412
Sales and marketing	16,267	(890)		15,377
General and administrative	10,382	(377)		10,005
Depreciation	2,290	(54)		2,236
Amortization of intangible assets	291	(287)		4
Disposition related and other costs	1,011	—		1,011
Total operating expenses	40,861	(2,110)	B	38,751
Gain on sale of businesses	4,639	—		4,639
Operating income	6,849	(1,283)		5,566
Interest expense	(546)	—		(546)
Other expense	(9)	—		(9)
Income before income taxes	6,294	(1,283)		5,011
Income tax expense	2,791	(273)	C	2,518
Net income	$3,503	$(1,010)	D	$2,493

Basic earnings per share	$0.07	$(0.02)		$0.05
Diluted earnings per share	$0.07	$(0.02)		$0.05

Weighted-average basic shares outstanding	48,258	48,258		48,258
Weighted-average diluted shares outstanding	48,974	48,974		48,974
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Exhibit 99.1

DHI GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31, 2017
(in thousands, except per share amounts)

	As Reported	Pro Forma Adjustments	Notes	Pro Forma as Adjusted
Revenues	$207,950	$(14,368)	A	$193,582
Operating expenses:
Cost of revenues	29,974	(1,658)		28,316
Product development	24,984	(1,013)		23,971
Sales and marketing	80,508	(4,462)		76,046
General and administrative	40,749	(1,310)		39,439
Depreciation	9,752	(259)		9,493
Amortization of intangible assets	2,138	(1,149)		989
Impairment of fixed and intangible assets	2,226	—		2,226
Disposition related and other costs	4,746	(82)		4,664
Total operating expenses	195,077	(9,933)	B	185,144
Other operating income:
Gain on sale of business	6,699	—		6,699
Proceeds from restitution award	3,293	—		3,293
Total other operating income	9,992	—		9,992
Operating income	22,865	(4,435)		18,430
Interest expense	(3,445)	—		(3,445)
Other expense	(23)	—		(23)
Income before income taxes	19,397	(4,435)		14,962
Income tax expense	3,419	(1,380)	C	2,039
Net income	$15,978	$(3,055)	D	$12,923

Basic earnings per share	$0.33	$(0.06)		$0.27
Diluted earnings per share	$0.33	$(0.06)		$0.27

Weighted-average basic shares outstanding	47,908	47,908		47,908
Weighted-average diluted shares outstanding	48,230	48,230		48,230
See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Exhibit 99.1

DHI GROUP, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1. Basis of Presentation

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The pro forma adjustments reflected in the accompanying unaudited pro forma consolidated financial information reflect estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from those estimates. Pro forma adjustments related to the unaudited pro forma condensed consolidated financial information presented below assume the sale of certain assets and liabilities of the Company’s Hcareers business was consummated on the date of the most recent period presented for the consolidated balance sheet and at the beginning of the fiscal year presented for the consolidated statement of operations. The unaudited pro forma condensed consolidated financial statements include adjustments which give effect to events that are directly attributable to the sale, factually supportable, and with respect to the unaudited pro forma condensed consolidated statement of operations, expected to have a continuing impact on the Company.

The historical financial information on which the unaudited pro forma condensed consolidated financial statements are based is included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2018 and the Company’s Annual Report on Form 10-K filed with the SEC on February 12, 2018. The unaudited pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

2. Unaudited Pro Forma Condensed Consolidated Balance Sheets

The unaudited pro forma condensed consolidated balance sheets at March 31, 2018 reflects the following pro forma adjustments:

A.	Cash proceeds of approximately $16.5 million, less $1.7 million held in escrow, for the sale of the Hcareers business.

B.	The estimated net book value of accounts receivable to be sold to the Buyer.

C.	The estimated net book value of prepaid and other current assets to be sold to the Buyer.

D.	The estimated net book value of fixed assets to be sold to the Buyer.

E.	The estimated net book value of acquired intangible assets disposed of as a result of the sale.

F.	The estimated net book value of capitalized contract costs to be sold to the Buyer.

G.	The estimated net book value of goodwill allocated to the Hcareers business being divested.

H.	The estimated net book value of other assets to be sold to the Buyer, plus $1.7 million of purchase price held in escrow.

I.	The estimated net book value of accounts payable and accrued expenses to be assumed by the Buyer.

J.	The estimated net book value of deferred revenue to be assumed by the Buyer.

K.	The estimated net book value of deferred income taxes to be settled as a result of the sale.

L.	The estimated increase in net book value of stockholders' equity as a result of the sale.

3. Unaudited Pro Forma Condensed Consolidated Statements of Operations

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2018 and the year ended December 31, 2017 reflect the following pro forma adjustments:

A.The elimination of revenue related to the Hcareers business.
B.The elimination of operating expenses related to the Hcareers business.
C.The elimination of income tax expense related to the Hcareers business.
D.The elimination of net income related to the Hcareers business.